APPENDIX A

Dated July 21, 2021

To the

DISTRIBUTION PLAN

of

ULTIMUS MANAGERS TRUST

Funds	Share Classes	Rule 12b-1 Fee
Blueprint Adaptive Growth Allocation Fund	Investor	0.25%
Blue Current Global Dividend Fund	Investor	0.25%
Evolutionary Tree Innovators Fund	A	0.25%
HVIA Equity Fund	Investor	0.25%
Kempner Multi-Cap Deep Value Fund	Investor	0.25%
Lyrical U.S. Value Equity Fund	Investor	0.25%
Lyrical International Value Equity Fund	Investor	0.25%
Q3 All-Weather Sector Rotation Fund	Investor	0.25%
Q3 All-Weather Tactical Fund	Investor	0.25%
Q3 All-Weather Tactical Fund	C	1.00%
Westwood Quality SmallCap Fund	A	0.25%
Westwood Total Return Fund	A	0.25%
Westwood Income Opportunity Fund	A	0.25%

Westwood High Income Fund	A	0.25%
Westwood Alternative Income Fund	A	0.25%
Westwood Quality Value Fund	A	0.25%
Westwood Quality Value Fund	C	1.00%
Westwood Quality SmallCap Fund	C	1.00%
Westwood Total Return Fund	C	1.00%
Westwood Income Opportunity Fund	C	1.00%
Westwood High Income Fund	C	1.00%
Westwood Alternative Income Fund	C	1.00%